Exhibit 99.1

[Letterhead of Material Sciences Corporation]

Material Sciences Corporation Reports on Material Weakness in Financial Reporting Controls

ELK GROVE VILLAGE, IL, April 5, 2005 – In connection with its ongoing evaluation and testing activities under Section 404 of the Sarbanes Oxley Act of 2002 and related rules and regulations, the management of Material Sciences Corporation (NYSE: MSC) is finalizing its evaluation of the effectiveness of its internal control over financial reporting. Although the process is not yet complete and additional deficiencies may be identified, management has concluded that certain conditions exist which constitute a “material weakness” in its internal control over financial reporting for fiscal year 2005, as defined by Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2. The conditions that led to the material weakness in financial reporting are associated with insufficient personnel resources and technical accounting expertise within the company’s financial closing and reporting functions, primarily related to the departure of certain employees in the last two months. A material weakness is defined as a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

As a result, management will be unable to conclude that the Company’s internal controls over financial reporting are effective as of February 28, 2005. Under PCAOB Auditing Standard No. 2, the Company also expects that the material weakness identified above will result in an adverse opinion by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, on the effectiveness of the Company’s internal control over financial reporting.

Management is currently addressing the identified personnel resource issue and is committed to effectively remediating this material weakness as expeditiously as possible to ensure an accurate presentation of the Company’s financial results for fiscal year 2005.

2